UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2017

Date of Report (Date of earliest event reported)

QUALITY CARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37805	81-2898967
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

7315 Wisconsin Avenue, Suite 250-W

Bethesda, MD  20814

(Address of principal executive offices) (Zip Code)

(240)  223-4680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 3, 2017, Quality Care Properties, Inc. (“QCP”) issued a press release announcing that its 2017 annual meeting of stockholders has been scheduled for May 25, 2017 (the “2017 Annual Meeting”). The Board of Directors of QCP has fixed the close of business on March 24, 2017 as the record date for the 2017 Annual Meeting. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Rule 14a-8 Shareholder Proposal Deadline.  Because the 2017 Annual Meeting is QCP’s first annual meeting as a public company, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders who wish to have a proposal considered for inclusion in QCP’s proxy materials for the 2017 Annual Meeting must ensure that such proposal is received by QCP no later than the close of business on Friday, February 24, 2017, which QCP believes is a reasonable time before it expects to begin to print and send its proxy materials to its stockholders.  Any such proposals must be received by such deadline by QCP’s Secretary at Quality Care Properties, Inc., 7315 Wisconsin Ave, Suite 250 West, Bethesda, Maryland 20814, and otherwise comply with all other requirements of Rule 14a-8.

Amended and Restated Bylaws Advance Notice Deadline.  In accordance with the requirements for advance notice in QCP’s amended and restated bylaws, for director nominations or other business to be brought before the 2017 Annual Meeting by a stockholder, written notice must be received no later than 5pm, Eastern Time, on February 13, 2017 by QCP’s Secretary at Quality Care Properties, Inc., 7315 Wisconsin Ave, Suite 250 West, Bethesda, Maryland 20814.  Any such notice must comply with and contain all of the information required by QCP’s amended and restated bylaws.  The stockholder or the stockholder’s director nominee, as applicable, must also timely furnish all other information required under QCP’s amended and restated bylaws. A copy of QCP’s amended and restated bylaws is filed as Exhibit 3.3 to QCP’s Form S-8 filed with the Securities and Exchange Commission on October 31, 2016.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Quality Care Properties, Inc. on February 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 2017

Quality Care Properties, Inc.

By:	/s/ C. Marc Richards
	Name:	C. Marc Richards
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release Issued by Quality Care Properties, Inc. on February 3, 2017.